STEMCELLS, INC. ANNOUNCES FIRST TRANSPLANT OF NEURAL STEM CELLS INTO PATIENT IN CLINICAL TRIAL FOR
DRY AGE-RELATED MACULAR DEGENERATION

NEWARK, CA (October 4, 2012) – StemCells, Inc. (Nasdaq: STEM) today announced that the first patient in its Phase I/II clinical trial in dry age-related macular degeneration (AMD) has been enrolled and transplanted. The trial is designed to evaluate the safety and preliminary efficacy of the Company’s proprietary HuCNS-SC® product candidate (purified human neural stem cells) as a treatment for dry AMD, and the patient was transplanted with the cells yesterday at the Retina Foundation of the Southwest (RFSW) in Dallas, Texas, one of the leading independent vision research centers in the United States. AMD afflicts approximately 30 million people worldwide and is the leading cause of vision loss and blindness in people over 55 years of age.

“This trial signifies an exciting extension of our on-going clinical research with neural stem cells from disorders of the brain and spinal cord to now include the eye,” said Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc. “Studies in the relevant animal model demonstrate that the Company’s neural stem cells preserve vision in animals that would otherwise go blind and support the therapeutic potential of the cells to halt retinal degeneration. Unlike others in the field, we are looking to intervene early in the course of the disease with the goal of preserving visual function before it is lost.”

David G. Birch, Ph.D., Chief Scientific and Executive Officer of the RFSW and Director of the Rose-Silverthorne Retinal Degenerations Laboratory and principal investigator of the study, added, “We are excited to be working with StemCells on this ground breaking clinical trial. There currently are no effective treatments for dry AMD, which is the most common form of the disease, and there is a clear need to explore novel therapeutic approaches.”

In February 2012, the Company published preclinical data that demonstrated HuCNS-SC cells protect host photoreceptors and preserve vision in the Royal College of Surgeons (RCS) rat, a well-established animal model of retinal disease which has been used extensively to evaluate potential cell therapies. Moreover, the number of cone photoreceptors, which are responsible for central vision, remained constant over an extended period, consistent with the sustained visual acuity and light sensitivity observed in the study.  In humans, degeneration of the cone photoreceptors accounts for the unique pattern of vision loss in dry AMD. The data was published in the international peer-reviewed European Journal of Neuroscience.

About Age-Related Macular Degeneration

Age-related macular degeneration refers to a loss of photoreceptors (rods and cones) from the macula, the central part of the retina. AMD is a degenerative retinal disease that typically strikes adults in their 50s or early 60s, and progresses painlessly, gradually destroying central vision. According to the RFSW website, there are approximately 1.75 million Americans age 40 years and older with some form of age-related macular degeneration, and the disease continues to be the number one cause of irreversible vision loss among senior citizens in the United States with more than seven million at risk of developing AMD.

About the Trial

The Phase I/II trial will evaluate the safety and preliminary efficacy of HuCNS-SC cells as a treatment for dry AMD. The trial will be an open-label, dose-escalation study, and is expected to enroll a total of 16 patients. The HuCNS-SC cells will be administered by a single injection into the space beneath the retina in the most affected eye. Patients’ vision will be evaluated using both conventional and advanced state-of-the-art methods of ophthalmological assessment. Evaluations will be performed at predetermined intervals over a one-year period to assess safety and signs of visual benefit. Patients will then be followed for an additional four years in a separate observational study. Patients interested in participating in the clinical trial should contact the site at (214) 363-3911.

About HuCNS-SC Cells

StemCells’ proprietary product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system (CNS) with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, there is the possibility of a durable clinical effect following a single transplantation. StemCells believes that HuCNS-SC cells may have broad therapeutic application for many diseases and disorders of the CNS, and to date has demonstrated human safety data from completed and ongoing clinical studies.

About The Retina Foundation of the Southwest

The Retina Foundation of the Southwest is an independent, non-profit research organization located in Dallas, Texas. The Foundation has grown into one of the leading independent vision research centers in the United States, with a staff dedicated to finding the causes, treatments and potential cures for blinding eye diseases. Along the way, the Foundation has made a life changing difference in the lives of patients who suffer from retina related diseases. Patients are referred by ophthalmologists from around the world, and because the center is funded by philanthropic and federal grants, patient services are entirely free. The Foundation is a volunteer-driven organization dedicated to making a difference in people’s lives by improving their vision – no matter what their age or financial status. Scientists and clinicians at the Foundation use the power of modern technology to understand the intricacy of retinal function and conduct studies of hereditary and acquired blinding retinal disorders, including retinitis pigmentosa and age-related macular degeneration. Other studies address eye disorders affecting the sight of infants and children, including hereditary eye diseases, cataracts, prematurity and the consequences of eye muscle imbalance. Further information about the RFSW is available at http://www.retinafoundation.org.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In March 2012, the Company reported results from a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children. The trial results showed preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and recently reported positive interim safety data for the first patient cohort. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD). In addition, the Company is pursuing preclinical studies of its HuCNS-SC cells in Alzheimer’s disease.  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of the Company’s HuCNS-SC cells to preserve vision; the prospect and timing of patient enrollment in the Company’s clinical trial in dry AMD; the potential of the Company’s HuCNS-SC cells to treat a broad range of central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the results of the Company’s preclinical studies in retinal disease will be replicated in humans; uncertainty as to whether the FDA or other applicable regulatory agencies or review boards will permit the Company to continue clinical testing in spinal cord injury, PMD, AMD, or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the timing and duration of any clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct its clinical trials or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its subsequent reports on Forms 10-Q and 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541